SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 14, 2011

DENDREON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-30681	22-3203193
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)
3005 First Avenue
Seattle, Washington
98121
(Address of principal executive offices) (zip code)
(206) 256-4545
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On January 14, 2011, Dendreon Corporation (the “Company”) issued a press release announcing that the Company priced an offering of $540 million aggregate principal amount of unsecured convertible senior notes due 2016 (the “Notes”), upsized from its previously announced $500 million offering, in an underwritten public offering pursuant to the Company’s effective shelf registration statement previously filed with the Securities and Exchange Commission (the “SEC”), as amended by a post-effective amendment. In connection with the offering of the Notes, the underwriter for the Notes offering expects to distribute in an offering registered under the Securities Act 1,787,100 outstanding shares of the Company’s common stock (subject to minor adjustments related to the allocation of the Notes) to facilitate the hedging of the Notes by buyers of the Notes. The Company has granted the underwriter of the offering of the Notes an option to purchase up to an additional $80 million aggregate principal amount of Notes solely to cover overallotments. A copy of the press release is attached hereto as Exhibit 99.1. The prospectus supplement and related base prospectus for the offering of the Notes and common stock have been filed with the SEC, available on the SEC’s website, www.sec.gov.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
99.1	Dendreon Corporation press release dated January 14, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENDREON CORPORATION
By:	/s/ Richard F. Hamm, Jr.
Richard F. Hamm, Jr.
Executive Vice President, General Counsel and Secretary
January 18, 2011

EXHIBIT INDEX

Exhibit No.	Description
99.1	Dendreon Corporation press release dated January 14, 2011.

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